Exhibit 10.3

INMODE LTD.

2018 INCENTIVE PLAN

1.           Purpose of The Plan:

1.1           This plan, as amended from time to time, shall be known as the "InMode Ltd. 2018 Incentive Plan".

1.2           The Plan is intended to provide an incentive to employees, directors, consultants and/or contractors of the Group worldwide, by providing them with opportunities to be granted Awards in the Company, pursuant to the Plan.

1.3           Awards granted under the Plan to Participants (as defined below) in various jurisdictions may be subject to specific terms and conditions for such grants and may be set forth in one or more separate appendix to the Plan, as may be approved by the Board from time to time.

2.          Definitions:

"102 Award" means a grant of an Award to an Israeli Employee, Director or other office holder of the Group, other than to a Controlling Shareholder, pursuant to the provisions of Section 102 of the Ordinance, the 102 Rules, and any other regulations, rulings, procedures or clarifications promulgated thereunder, or under any other section of the Ordinance that will be relevant for such issuance in the future.

"102(c) Award" means a 102 Award that will not be subject to a Taxation Route, as detailed in Section 102(c) of the Ordinance.

"3(i) Award" means a grant of an Award to a Consultant, contractor or a Controlling Shareholder of the Group, and other Participants who did not receive a 102 Award, pursuant to the provisions of Section 3(i) of the Tax Ordinance and the rules and regulations promulgated thereunder, or any other section of the Ordinance that will be relevant for such issuance in the future.

"102 Rules" means the Israeli Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003.

"Affiliate" means any company in which the Company holds at least 10% of the issued share capital or voting power.

"Award" means, individually or collectively, Options, Shares, Restricted Stock, or Restricted Stock Units.

"Award Agreement" means an agreement between the Company and a Participant relating to the terms of grant of said Award.

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"Beneficial Participant" means the Participant for the benefit of whom the Trustee holds an Award in Trust.

"Board" means the Board of Directors of the Company.

"Capital Gains Route" means the capital gains tax route under Section 102(b)(2) of the Ordinance.

"Cause" means (i) breach of the Participant's duty of loyalty towards the Group, or (H) breach of the Participant's duty of care towards the Group, or (Hi) the commission of any criminal offense (except for offenses of strict liability not requiring Mens Rea) by the Participant, or (iv) the commission of any act of fraud, embezzlement or dishonesty towards the Group by the Participant, or (v) any unauthorized use or disclosure by the Participant of confidential information or trade secrets of the Group, or (vi) involvement in a transaction in connection with the performance of duties to the Group which transaction is adverse to the interests of the Group and which is engaged in for personal profit (including without limitation breach of secrecy, non-compete and IP assignment undertakings by Participant pursuant to his/her engagement terms with the Group), or (vii) any other intentional misconduct by the Participant (by act or omission) adversely affecting the business or affairs of the Group in a material manner, or (viii) any act or omission by the Participant which would allow for the termination of the Participant's employment without severance pay, according to Applicable Laws (including the Israeli Severance Pay Law, 1963), or any similar provision of law in the jurisdiction in which the Participant is employed.

"Committee" means the compensation committee appointed by the Board.

"Company" means InMode Ltd., a company organized under the laws of the State of Israel.

"Consultant means any person, including an advisor, engaged by the Group to render services to it, who is not an Employee.

"Controlling Shareholder" means a "controlling shareholder" of the Company, as such term is defined in Section 32(9)(a) of the Ordinance.

"Date of Grant means the effective date of grant of an Award, as determined by the Board and set forth in the Award Agreement.

"Director" means a member of the Board.

"Employee" means any person, including officers and Directors, employed by the Group.

"Exercise Price" means (i) the purchase price per Share subject to an Award, or (H) the par value per Share to be paid upon the vesting of an Award that does not require exercise by the Participant, to the extent the Participant is required to pay such par value hereunder, as applicable.

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"Exercised Share" means a Share issued upon exercise of an Award or vesting of an Award, as applicable, or, if applicable, a freely transferable Share issued to a Participant not resulting from another type of Award.

"Fair Market Value" means, as of any date, the value of a Share, determined as follows:

(i)  If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable.

Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company's shares are listed on any established stock exchange or a national market system or if the Company's shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company's shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be;

(ii)  If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

(iii)  In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

"Group" — means the Company and any Affiliate thereof

"IPO" means an initial underwritten public offering of Shares.

"Notice of Exercise" means a written notice of exercise of an Award, delivered by a Participant to the Company and with respect to a 102 Award held in the Trust, a copy of such written notice shall be provided to the Trustee.

"Option" means an option to purchase a Share or Shares.

"Ordinance" means the Israeli Income Tax Ordinance [New Version], 1961, as now in effect or as hereafter amended, and the rules and regulations promulgated thereunder, including the Israeli Income Tax Regulations (Tax Relief for Issue of Shares to Employees) of 2003.

"Ordinary Income Route" means the ordinary income route under Section 102(b)(1) of the Ordinance.

"Participant" means a person who receives an Award under the Plan either directly or through the Trustee.

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"Plan" means this "InMode Ltd. 2018 Incentive Plan", as amended from time to time.

"Restricted Stock" means a Share issued under the Plan to a Participant for such consideration, if any, and subject to such restrictions as established by the Board. All other terms and conditions of the Plan applicable to Options, shall apply to Restricted Stock, mutandis mutatis

"Restricted Stock Unit (RSU)" means a right to receive a Share, under certain terms and conditions, for a consideration of no more than the underlying Share's par value. Upon the lapse of the Vesting Period of a RSU, such RSU shall automatically vest into an Exercised Share of the Company (subject to adjustments under Section 10 herein) and the Participant shall pay to the Company its par value. The Board, in its sole discretion, shall determine procedures from time to time for payment of such par value by the Participant or for collection of such amount from the Participant by the Company. All other relevant terms and conditions of the Plan applicable to Options, shall apply to RSUs, mutatis mutandis.

"Share" means an Ordinary Share, par value of NIS 0.01 each, of the Company.

"Stock Market" means a stock exchange or an electronic securities trading system (such as NASDAQ).

"Successor Company" means any entity the Company is merged to, consolidated to or is acquired by, in which the Company is not the surviving entity.

"Tax" means any and all federal, provincial, state and local taxes of any applicable jurisdiction, and other governmental fees, charges, duties, impositions and liabilities of any kind whatsoever, including social security, national health insurance or similar compulsory payments, together with all interest, linkage for inflation, penalties and additions imposed with respect to such amounts.

"Taxation Route" means each of the Ordinary Income Route or the Capital Gains Route.

"Termination of Service" means Participant's termination of providing services as an Employee, Director, Consultant or contractor of the Group.

"Transaction" means (i) a merger, acquisition or consolidation of the Company with one or more other entities in which the Company is not the surviving entity; or (ii) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the outstanding shares of the Company; or (iii) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Affiliates.

"Trust" means the holding of an Award or Exercised Share by the Trustee in Trust for the benefit of the Beneficial Participant, pursuant to the instructions of a Taxation Route.

"Trust Period" means the minimum period of time required under a Taxation Route for Awards and/or Exercised Shares to be held in Trust in order for the Beneficial Participant to enjoy to the fullest extent the tax benefits afforded under such Taxation Route, as prescribed at any time by Section 102 of the Ordinance.

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"Trustee" means a trustee designated by the Board or the Committee in accordance with the provisions of Section 13 below and, with respect to 102 Awards, approved by the Israeli Tax Authorities.

"Vesting Commencement Date" means the Date of Grant, or any other date of commencement of vesting of an Award, for the purposes of the Plan, that is determined by the Board or by the Committee for a given grant of an Award.

"Vesting Period" of an Award means, for the purpose of the Plan and its related instruments, the period between the Vesting Commencement Date and the date on which (i) the Participant may exercise the Award into Exercised Shares; or (H) if said Award does not require the Participant to exercise it, the date on which the Award vests into an Exercised Share; or (iii) the date on which a Share (not resulting from another type of Award) may be freely transferred by the Participant (subject to any other restrictions prescribed herein or by law).

3.            Administration of The Plan:

3.1           The Board by itself and/or through the Committee shall have the power to administer the Plan, subject to applicable law and in accordance with the Company's Articles of Association. Notwithstanding the above, the Board shall automatically have residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason.

3.2           The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.3           Subject to the general terms and conditions of the Plan, the Committee shall have the full authority in its discretion, from time to time and at any time to determine (i) the Participants under the Plan, (ii) the number of Shares subject to each Award, the type of Award, and the Exercise Price per Share, if applicable, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions on which Awards may vest or be exercised (which may be based on performance criteria), (v) the method of payment for Shares purchased pursuant to any Award, (vi) the method for satisfaction of any tax withholding obligation arising in connection with an Award, including by the withholding, delivery or sale of Shares, (vii) rules and provisions, as may be necessary or appropriate to permit eligible Participants resident or employed in any specific jurisdiction to participate in the Plan and/or to receive preferential tax treatment in their country of residence, with respect to Awards granted hereunder, including the adoption of a sub-plan to this Plan, as provided in Section 12.2 below; (viii) the Fair Market Value of a Share covered by an Award, (ix) that any Award previously granted shall be accelerated in whole or in part, and/or (x) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

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3.4           in addition, subject to the general terms and conditions of the Plan, the Ordinance, and any other applicable laws and regulations, the Committee shall have the full authority in its discretion, from time to time and at any time, to determine:

(a)          With respect to grants of 102 Awards - whether the Company shall elect the Ordinary Income Route or the Capital Gains Route for grants of 102 Awards, and the identity of the trustee who shall be granted such 102 Awards in accordance with the provisions of the Plan and the then prevailing Taxation Route.

In the event the Committee determines that the Company shall elect one of the Taxation Routes for grants of 102 Awards, all grants of 102 Awards made following such election, shall be subject to the elected Taxation Route and the Company shall be entitled to change such election only following the lapse of one year from the end of the tax year in which 102 Awards are first granted under the then prevailing Taxation Route or following the lapse of any shorter or longer period, if provided by law; and

(b)          With respect to the grant of 102 (c) and 3(i) Awards - whether or not such Awards shall be granted to a trustee in accordance with the terms and conditions of the Plan, and the identity of the trustee who shall be granted such Awards in accordance with the provisions of the Plan.

3.5           The Board may, from time to time, adopt such rules and regulations for carrying out the Plan, as it may deem necessary.

3.6           The interpretation and construction by the Committee of any provision of the Plan or of any Award thereunder shall be final and conclusive and binding on all parties who have an interest in the Plan or any Award or Exercised Share.

4.          Designation of Participants:

4.1           The persons eligible for participation in the Plan as Participants shall include any Employee, director, contractor or Consultant of the Group. Anything in the Plan to the contrary notwithstanding, all grants of Awards shall be authorized and implemented only in accordance with the provisions of applicable laws.

4.2           Subject to the provisions of the Ordinance and applicable law, all grants of Awards to Israeli Employees, Directors and office holders of the Group, other than to a Controlling Shareholder, shall be of 102 Awards; and all grants of Awards to Israeli Consultants, contractors or Controlling Shareholders of the Group shall be of 3(i) Awards.

4.3           The grant of an Award to a Participant hereunder, shall neither entitle such Participant to participate, nor disqualify him from participating, in any other grant of Awards pursuant to the Plan or any other incentive plan of the Group.

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5.           Shares Reserved for The Plan:

5.1           The Company has reserved sufficient authorized but unissued Shares, for the purposes of the Plan and for the purposes of any other share option plans which may be adopted by the Company in the future, subject to adjustments as provided in Section 10 hereof. The Company may from time to time increase the authorized and unissued Shares reserved under the Plan, by a resolution of the Board.

5.2           All Shares under the Plan, in respect of which the right of a Participant to purchase or be issued the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Awards under the Plan, as determined by the Board, from time to time, provided, however, that until termination of the Plan the Company shall at all times reserve sufficient number of unissued Shares to meet the requirements of the Plan.

5.3           Any Shares that are retained by the company upon exercise of an Award in order to satisfy the Exercise Price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards. Shares that are issued under the Plan and later forfeited to the Company due to the failure to vest shall again be available for future grant under the Plan.

6.           Date of Grant and Shareholder Rights:

6.1           Subject to Sections 7.1 and 7.2 hereof and to any applicable laws, the Date of Grant shall be the date the Board resolves to grant such Award, or any future date determined as the effective date of a grant of an Award, if so expressly stated by the Board in its determination relating to the grant of an Award.

6.2           Unless determined otherwise by the Committee, as a condition precedent to any Award being exercised or vested, as applicable, the Participant shall execute and deliver a proxy and power of attorney with respect to any Exercised Shares held by the Participant (or for his benefit) in a form that is appropriate under applicable laws and that appoints the Chairman of the Board or such other person as shall be designated by the Committee, from time to time. The proxy holder shall vote such Exercised Shares only in the same proportion as the result of the shareholders vote, in respect of which such Exercised Shares are being cast. Such proxy shall terminate and be of no further force and effect upon a consummation of an IPO (as defined herein).

Such person or persons designated by the Board to act pursuant to such proxy, shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with such proxy unless arising out of such person's own fraud or bad faith, to the extent permitted by Applicable Laws. Such indemnification shall be in addition to any rights of indemnification the proxy holder may have under the Company's Articles of Association, any agreement, any vote of shareholders, insurance policy or otherwise.

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Unless determined otherwise by the Committee, as long as the Trustee holds the Exercised Shares, the voting rights at the Company's general meeting attached to such Exercised Shares will remain with the Trustee. However, the Trustee shall not be obligated to exercise such voting rights at general meetings nor notify the Participant of any Shares held in the Trust, of any meeting of the Company's shareholders

6.3           Subject to the aforesaid in this section, the Participant shall have no shareholder rights with respect to the Shares subject to such Award until such Participant (i) shall have exercised such Award or such Award has vested into a Share, as applicable, and (ii) shall have all restrictions applicable to any Shares issued to him/her removed, if applicable; and (iii) has paid the applicable Exercise Price, if any; and (iv) prior to an IPO has become the record holder of the Exercised Shares and post-IPO has been duly registered with the applicable registry.

6.4           Subject to any applicable law, tax ruling or guidelines of the Israeli Tax Authority, as applicable, for so long as Shares deposited with the Trustee on behalf of a Beneficial Participant are held in Trust, the cash dividends paid or distributed with respect thereto shall be distributed directly to such Beneficial Participant, subject further to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 of the Ordinance, the 102 Rules and the regulations or orders promulgated thereunder.

7.           Award Agreement; Vesting of Award:

7.1           The Award Agreement shall state, among others, the number of Shares subject to each Award, the type of Award, the Vesting Period (which may be based on performance criteria), the dates when the Award may be exercised and/or will vest (as applicable), any restrictions upon transfer or sale of Shares (if applicable), the Exercise Price, the tax treatment to which the Award is subject including whether the Award granted to Israeli Participants are 102 Award (and in particular whether the 102 Award is granted under the Ordinary Income Route, the Capital Gains Route or as 102(c) Award), or 3(i) Award and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with the Plan.

7.2           Furthermore, each Participant of a 102 Award under a Taxation Route shall be required: (i) to execute a declaration stating that he or she is familiar with the provisions of Section 102 of the Ordinance and the applicable Taxation Route; and (ii) to undertake not to sell or transfer the Awards and/or the Exercised Shares prior to the lapse of the applicable Trust Period, unless he or she pays all taxes that may arise in connection with such sale and/or transfer.

7.3           The Vesting Period pursuant to which such Awards shall vest, shall be determined by the Board or the Committee.

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7.4           Unless determined otherwise by the Board or the Committee, any period in which the Participant shall have taken an unpaid leave of absence (excluding a leave for military reserves duty or the mandatory maternity leave determined by law), or in which the Participant shall cease to serve as Employee, director, contractor or Consultant of the Group, shall not be included in the Vesting Period.

8.           Exercise Price of Options; Method of Exercise:

8.1           The Exercise Price per Share subject to each Option shall be determined by the Committee in its sole and absolute discretion, subject to applicable laws and to guidelines adopted by the Board, from time to time. In the event the Exercise Price is not determined by the Committee and provided the Company's shares are listed on any Stock Market, the Exercise Price of an Option shall be equal to the Fair Market Value of a Share determined on the Date of Grant.

8.2           Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan. The exercise of an Option shall be made by a written Notice of Exercise delivered by the Participant to the Company at its principal executive office, and/or to any third party designated by the Company for the purpose of the exercise of Awards ("Representative"), in such form and method as may be determined by the Company, specifying the number of Shares to be purchased and accompanied by the payment of the Exercise Price and applicable withholding taxes, at the Company's or the Representative's principal office and in accordance with the provisions of the Plan, and containing such other terms and conditions as the Board shall prescribe from time to time. With respect to a 102 Award held in the Trust, a copy of the Notice of Exercise shall be provided to the Trustee.

8.3           Each payment for Exercised Shares shall be in respect of a whole number of Shares and shall be affected by bank transfer, or such other method of payment acceptable to the Company.

8.4           Unless otherwise determined by the Committee, anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option has not been exercised and the Shares subject thereto not paid for within seven (7) years after the Date of Grant (or any shorter or longer period set forth in the Award Agreement), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Participant in and to the same shall expire, and the Shares subject to such Options shall again be available for grant through Awards under the Plan, or under any sub-plans of the Plan.

8.5           The exercise of the Options shall be subject to any applicable law, including when applicable, the limitations in connection with the use of nonpublic information.

8.6           Notwithstanding the provisions of Section 8.2 or 8.3 above, the Board may determine that instead of issuing one Exercised Share as a result of the exercise of each one Option (subject to adjustments under Section 10 herein), any Options shall be exercised using the following method (the "Net Exercise"):

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(a)          Upon exercise of the Options, the Company shall issue to the Participant (or for his benefit) the Net Exercise Shares (as defined below), and the following formula shall apply:

X =	Y(A — B)
A - N

Whereas:

X = The number of Shares resulting from the exercise of the Options (the "Net Exercise Shares").

Y = The number Options in respect of which a Notice of Exercise has been delivered to the Company.

A = The Fair Market Value.

B = The Exercise Price.

N = The par Value of a Share.

(b)          The Participant shall not be required to pay to the Company any sum with respect to the exercise of such Options, other than a sum equal to the aggregate par value of the Net Exercise Shares (which shall be paid in a manner provided in Section 8.2 above) (the "Par Value Sum"). However, the Company shall have the full authority in its discretion to determine at any time that the Par Value Sum shall not be paid and that the Company shall capitalize applicable profits or take any other action to ensure that it meets any requirement of Applicable Laws regarding issuance of Shares for consideration that is lower than the par value of such Shares;

(c)          In any event, no fractional Shares will be issued to the Participant and the number of Shares granted to the Participant under the Plan shall be rounded off (upward or downward, as the Board or the Committee shall determine) to the nearest whole number.

9.          Termination off Service:

9.1           In the event of a Termination of Service, all Options granted to such Participant, unless determined otherwise by the Committee or the Board, shall terminate as follows:

(a)          All such Options that are not vested on the Date of Termination shall terminate immediately on the effective date of a Termination of Service (the "Date of Termination"). It is hereby clarified that the Termination of Service of an Israeli Participant who is an Employee shall be the termination of the employee-employer relationship between the Israeli Participant and the Group.

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(b)          If the Participant's Termination of Service is by reason of such Participants death or disability, Options (to the extent vested at the Date of Termination) shall be exercisable by the Participant or the Participant's guardian, legal representative, estate or other person to whom the Participant's rights are transferred by will or by laws of descent or distribution, at any time until the lapse of twelve (12) months from the Date of Termination (but in no event after the expiration date of such Options), and shall thereafter terminate.

(c)          If the Participant's Termination of Service is due to any reason other than those stated in Sections 9(b) and 9(d) herein, Options (to the extent vested on the Date of Termination) shall be exercisable at any time until the lapse of ninety (90) days from the Date of Termination (but in no event after the expiration date of such Options), and shall thereafter terminate; provided however that if the Participant dies within such period, such Options (to the extent vested on the Date of Termination) shall be exercisable by the Participant's legal representative, estate or other person to whom the Participants rights are transferred by will or by laws of descent or distribution at any time until the lapse of twelve (12) months from the Date of Termination (but in no event after the expiration date of such Options), and shall thereafter terminate.

(d)          Notwithstanding the aforesaid, if the Participant's Termination of Service is for Cause, all of the Options whether vested or not shall expire immediately and be of no legal effect.

(e)          The decision whether the Termination of Service of a particular Participant is by reason of disability or Cause, shall be finally and conclusively determined by the Committee or the Board in its absolute discretion.

(f)          Notwithstanding the aforesaid, under no circumstances shall any Option be exercisable after the specified expiration of the term of such Option.

9.2           Notwithstanding the foregoing provisions of this Section 9, the Committee or the Board shall have the discretion to extend the period of time for which an Option is to remain exercisable following the Date of Termination to such greater period of time, but in no event beyond the specified expiration of the term of the Option; and/or permit the Option to be exercised, during the applicable exercise period following the Date of Termination, not only with respect to the number of Shares for which such Option is exercisable at the Date of Termination but also with respect to one or more additional installments in which the Participant would have vested under the Option had the Participant continued in the employ or service of the Group.

9.3           Notwithstanding the foregoing provisions of this Section 9, unless determined otherwise by the Committee, and for the avoidance of doubt, the transfer of a Participant from the employ or service within the Group entities, shall not be deemed a Termination of Service for purposes hereof. Furthermore, and notwithstanding the foregoing provisions of this Section 9, the transfer of a Participant from a status of an Employee to a status of a Consultant or from a status of a Consultant to a status of an Employee, shall not be deemed a Termination of Service for purposes hereof.

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9.4           Unless determined otherwise by the Board, in the event of a Termination of Service, all RSUs theretofore granted to such Participant when such Participant was an Employee, director, contractor or Consultant of the Group that are not vested on the Date of Termination, shall terminate immediately and have no legal effect.

9.5           Unless otherwise provided by the Board, in the event of Termination of Service of a Participant, for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Participant shall forfeit to the Company any Shares acquired by the Participant pursuant to an award of Restricted Stock which remain subject to the Vesting Period as of the Date of Termination.

10.         Adjustments, Liquidation and Transaction:

10.1 Subject to any required action under any applicable law, the number of Shares subject to each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the Exercise Price per share of Shares subject to each outstanding Award, shall be adjusted, as the Board deems necessary or appropriate, for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of a Participant under the Plan; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided in this Section 9, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

Except as expressly provided in this Section 10, the grant of Awards under the Plan shall in no way affect the right of the Company to distribute bonus shares, to offer rights to purchase its securities, or to distribute dividends.

10.2        Unless otherwise provided by the Board, in the event of the proposed dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to the consummation of such proposed action. In such case, the Board may declare that any Award shall terminate as of a date fixed by the Board and give each Participant the right to exercise his Award or have it vested, including Award that would not otherwise vest or be exercisable.

10.3         Transaction:

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10.3.1      In the event of a Transaction, the unexercised Awards then outstanding under the Plan may be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the shareholders of the Company in connection and with respect to the Transaction. In case of such assumption and/or substitution of Awards, appropriate adjustments shall be made to the Exercise Price and number and type of shares so as to reflect such action and all other terms and conditions of the Award Agreements shall remain unchanged, including but not limited to the Vesting Period, all subject to the determination of the Committee or the Board, which determination shall be in their sole discretion and final and to applicable law including among others regarding taxation. The Company shall notify the Participant of the Transaction in such form and method as it deems appropriate at least ten (10) days prior to the closing of such Transaction. Subject to Section 10.3.2 below, immediately following the consummation of the Transaction, the Board shall have full power and authority to determine that all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed or substituted as aforesaid. In the event that Awards are not assumed or substituted by the Successor Company the Board may (but shall not be obligated to) provide the Participant to have the right to exercise the vested Awards under such terms and conditions as the Board shall determine prior to the Transaction.

10.3.2      Notwithstanding the above and subject to any applicable law, the Board or the Committee shall have full power and authority to determine that in certain Option Awards there shall be a clause providing different provisions with respect to the Vesting Period of Awards underling such Award Agreement or any portion thereof in case of a Transaction.

10.3.3      For the purposes of Section 10.3.1 above, an Award shall be considered assumed or substituted if, following the Transaction, the Award confers the right to purchase or receive, for each Share underlying an Award immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by holders of shares held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Award to be solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Awards for options of the Successor Company or its parent or subsidiary, such Awards will be substituted for any other type of asset or property including cash which is fair under the circumstances.

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10.4        Subject to any provision in the Articles of Association of the Company and to the Board's sole and absolute discretion, in the event of a sale of all or substantially all of the issued and outstanding share capital of the Company, each Participant shall be obligated to participate in the Sale and sell his or her Shares and/or Awards in the Company, provided however that each such Share or Award shall be sold at a price equal to that of any other Ordinary Share sold under the Sale (and, unless determined otherwise by the Board, less the applicable Exercise Price), while accounting for changes in such price due to the respective terms of any such Award, and subject to the absolute discretion of the Board.

10.5        The grant of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

11.         Limitations on Transfer:

11.1         Unless determined otherwise by the Board, no Award (excluding Shares as set out in the next paragraph below) shall be assignable, transferable, sold, pledged, encumbered, hypothecated, or otherwise disposed of in any manner by the Participant to whom granted otherwise than by will or the laws of descent and distribution, and an Award shall vest or may be exercised (as applicable) during the lifetime of the Participant only by such Participant or by such Participant's guardian or legal representative. The terms of such Award shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Participant. Any Shares acquired upon exercise or vesting of Awards shall be transferable only in accordance with the provisions of the Company's Articles of Association and with applicable securities and other local laws, and may be subject to substantial statutory or regulatory restrictions on transfer, except to the extent exemptions (whether by registration or otherwise) are available. The Committee, in its discretion, may impose such restrictions on Shares acquired pursuant to the exercise or settlement of an Award as it determines to be desirable, including, without limitation, restrictions relating to disposition of the Shares and forfeiture restrictions based on service, performance, Share ownership by the Participant, and such other factors as the Committee determines to be appropriate.

11.2         Prior to an IPO, the sale or transfer of Exercised Shares to a third party shall be subject to any right of first refusal to purchase such Shares and to such other terms and conditions prescribed by the Company's Articles of Association. In addition, at any time prior or after an IPO, the sale or transfer of Exercised Shares to a third party shall also be subject to such other applicable transfer restrictions, if any, and any other terms and conditions as may be set forth in the applicable Award Agreement, shareholders agreement, or other applicable written agreement. Any purported transfer effected in violation of this Section 11.2, the Company's Articles of Association or the applicable Award Agreement, shareholders agreement, or other applicable written agreement shall be null and void and shall have no force or effect and the Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any such provisions or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

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11.3        The Participant acknowledges that in the event that the Company's shares shall be registered for trading in any public market, Participant's rights to sell the Shares in respect of which the Participant has exercised Awards, may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Participant unconditionally agrees and accepts any such limitations. No such limitations shall affect the Vesting Periods with respect to outstanding Awards, which have not yet expired.

12.         Term and Amendment of the Plan:

12.1        The Plan shall terminate upon the lapse of a ten (10) year period measured from the date the Plan was adopted by the Board. All Awards outstanding at the time of the termination shall continue to have full force and effect in accordance with the provisions of the Plan and the documents evidencing such Awards.

12.2        Subject to applicable law, the Board in its discretion may, at any time and from time to time, amend, alter, extend or terminate the Plan, as it deems advisable, including without limitation, change the vesting and exercise periods, but no amendment or termination shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent. In addition, to the extent necessary and desirable to comply with applicable laws, the Company shall obtain the approval of its shareholders with respect to any Plan amendment in such a manner and to such a degree as required. Furthermore, the Committee or the Board may adopt, as part of the Plan and based on it, sub-plans, in order to comply with all relevant and applicable law of the country of residence of any Participants.

13.         Trust:

13.1         In the event Awards are deposited with a Trustee, the Trustee shall hold each such Award and any Exercised Shares in Trust for the benefit of the Beneficial Participant. In accordance with Section 102, the tax benefits afforded to 102 Awards (and any Exercised Shares) in accordance with the Ordinary Income Route or Capital Gains Route, as applicable, shall be contingent upon the Trustee holding such 102 Awards for the applicable Trust Period.

13.2         As long as 102 Awards are deposited with a Trustee, the Participant granted 102 Awards shall not be entitled to sell the Exercised Shares or to transfer such Exercised Shares (or such 102 Awards) from the Trust prior to the lapse of the Trust Period; and any and all rights issued in respect of Exercised Shares, including bonus shares, shall be issued to the Trustee and held thereby until the lapse of the Trust Period, and such rights shall be subject to the Taxation Route which is applicable to such Exercised Shares.

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13.3        Notwithstanding the aforesaid, the Trustee may release such Exercised Shares or rights from Trust and the Exercised Shares or such rights may be sold or transferred, prior to the lapse of the Trust Period, provided however, that tax is paid or withheld in accordance with Section 102 of the Ordinance and Section 7 of the 102 Rules, and any other provision in any other section of the Ordinance and any regulation, ruling, procedure and clarification promulgated thereunder, that will be relevant, from time to time.

13.4        The Company shall register the Exercised Shares issued to the Trustee pursuant to the Plan, in the name of the Trustee for the benefit of the Israeli Participants, in accordance with any applicable law, rules and regulations, until such time that such Shares are released from the Trust as herein provided. If the Company shall issue any certificates representing Exercised Shares deposited with the Trustee under the Plan, then such certificates shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Exercised Shares are released from the Trust as herein provided.

14.         Tax Consequences:

14.1        All Tax consequences and obligations arising from the grant, vesting, or exercise of any Award (as applicable), or the subsequent disposition of, Shares subject thereto or from any other event or act (of the Group or of the Participant) hereunder, shall be borne solely by the Participant, and the Participant shall indemnify the Group and the Trustee and hold them harmless against and from any and all liability for any such Tax, including without limitation, monetary liabilities relating to the necessity to withhold, or to have withheld, any such Tax payment from any payment made to the Participant. Notwithstanding the above, the Company and Trustee's obligation to deliver Shares upon the exercise or vesting of any Awards granted under the Plan shall be subject to the satisfaction of all applicable Tax withholding requirements as governed by Applicable Laws or practice.

14.2       The Group and/or the Trustee shall have the right, but not the obligation, to deduct from the Shares issuable to a Participant upon the exercise or vesting of an Award, or to accept from the Participant the tender of, a number of whole Shares having a fair market value, as determined by the Company, that will enable the Group to satisfy any Tax withholding obligations of the Group.

14.3       The Company and/or the Trustee shall not be required to release any Shares (or Share certificate) to a Participant until all required payments have been fully made or secured.

14.4        With regards to 102 Awards, any provision of Section 102 of the Ordinance and the 102 Rules promulgated thereunder, which is necessary in order to receive and/or to preserve any Tax treatment pursuant to Section 102 of the Ordinance, which is not expressly specified in the Plan, shall be considered binding upon the Company and the Israeli Participant.

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14.5        In the event a 102(c) Award is granted to a Participant, if the Participant's employment or service is terminated, for any reason, such Participant shall provide the Group, to its full satisfaction, with a guarantee or collateral securing the future payment of all Taxes required to be paid upon the sale of the Exercised Shares received upon exercise of such 102(c) Award, all in accordance with the provisions of Section 102 of the Ordinance and the 102 Rules promulgated thereunder.

15.         Continuance of Employment:

Neither the Plan nor the Award Agreement with the Participant shall impose any obligation on the Group, to continue any Participant in its employ or service, and nothing in the Plan or in any Award granted pursuant thereto shall confer upon any Participant any right to continue in the employ or service of the Group or restrict the right of the Group to terminate such employment or service at any time.

16.         Governing Law & Jurisdiction:

The Plan shall be exclusively governed by and construed and enforced in accordance with the exclusive laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have exclusively sole jurisdiction in any matters pertaining to the Plan.

17.         Multiple Agreements:

The terms of each Award may differ from other Awards granted under the Plan at the same time, or at any other time. The Board may also grant more than one Award to a given Participant during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Participant.

18.         Non-Exclusivity of the Plan:

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of share-based Awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

19.          The provisions of the Plan shall not be construed as deviating from any applicable law, rules and regulations.

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